                              EXHIBIT NUMBER 10.19

                             DATED 16 JANUARY, 1998



                             MFL MUTUAL FUND LIMITED

                                   the Lessor


                                     - and -

                             PACIFIC LITHIUM LIMITED

                                   the Lessee







                                  DEED OF LEASE

                                 - relating to -

            CORNER WIRI STATION ROAD AND MANNER PLACE, WIRI, AUCKLAND


                                                               {BELL/GULLY LOGO}

                                    CONTENTS


1. INTERPRETATION ......................................................       1

2. GRANT OF TENURE .....................................................       2

3. MAIN TERMS ..........................................................       2

4. RENTAL ..............................................................       3

5. EXPENSES ............................................................       5

6. INSURANCE AND INDEMNITY .............................................       7

7. MAINTENANCE .........................................................       9

8. USE .................................................................      10

9. ALTERATIONS, ADDITIONS AND SIGNS ....................................      12

10. ASSIGNMENT AND SUB-LETTING .........................................      13

11. LESSORS RIGHTS OF ENTRY ............................................      14

12. INTEREST ON ARREARS OF RENT ........................................      15

13. COSTS ..............................................................      15

14. RISKS OF OCCUPANCY .................................................      16

15. QUIET ENJOYMENT ....................................................      16

16. DAMAGE OR DESTRUCTION ..............................................      16

17. GENERAL RULES ......................................................      17

18. DEFAULT ............................................................      18

19. LAND TRANSFER TITLE ................................................      18

20. RENEWAL ............................................................      18

21. GUARANTEE ..........................................................      18

THIS DEED is made on 16 January 1998

BETWEEN:

(1)   MFL MUTUAL FUND LIMITED at Auckland (the "Lessor"); and

(2)   PACIFIC LITHIUM LIMITED at Auckland (the "Lessee").


IT IS AGREED:


1.       INTERPRETATION

         DEFINITIONS:

         In this Deed, unless the context otherwise requires:

         (a) The "BUILDING" means the Lessor's building or buildings which are comprised in the Premises.

         (b) The definitions adopted in clause 3 of this Deed shall apply throughout this Deed.

         CONSTRUCTION OF CERTAIN REFERENCES:

         In this Deed unless the context otherwise requires:

         (c) "AGENTS" includes servants, employees, contractors and invitees;

         (d) "LESSEE" includes the Lessee's executors, administrators, successors and permitted assigns as the case may be;

         (e) "LESSOR" includes the Lessor's executors, administrators, successors and assigns as the case may be;

         (f) The "PREMISES" include all Lessor's fittings, fixtures, furnishings, plant, machinery, equipment, services, utilities, water, gas, electrical, sanitary and drainage installations, fire prevention or detection systems, sprinkler systems and outlets, heating and airconditioning systems, light fittings, emergency lighting, floor coverings, partitioning, doors, windows and other amenities of the Premises;

         (g) Paragraph headings are deemed not to form part of this Lease and shall not be used to interpret this Lease;

         (h) The covenants and powers implied in leases by virtue of the Land Transfer Act 1952 and its amendments and the Property Law Act 1952 and its amendments do not apply to this Lease to the extent that they are inconsistent with this Lease;

----------------------------------
  LEASE STAMPED WITH DUTY OF:

      $583.20 on 2/2/98
 -------------------------------
      $       on  /  /
 -------------------------------
 Date:          Initial: ??
 -------------------------------
FOR BRANCH MANAGER INLAND REVENUE
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
         (i)      Where more than one Lessee is named the expression the
                  "LESSEE" includes all those named and their respective executors, administrators and successors, as the case may be and each of them shall be jointly and severally liable for all obligations of the Lessee under this Lease;

         (j) Where appropriate, words importing the singular number include the plural number and words importing the plural number include the singular number and words importing the masculine gender include females and bodies corporate and the words "PERSON" or "PERSONS" include bodies corporate;

         (k) Where more than one Guarantor is named the expression the "GUARANTOR" includes all those named and their respective executors, administrators and successors, as the case may be, and each shall be jointly and severally liable for all obligations of the Guarantor under this Lease.



2.       GRANT OF TENURE

The Lessor hereby leases the Premises to the Lessee and the Lessee accepts the lease of the Premises, for the Term, from the Commencement Date, at the Annual Rent and on the terms hereinafter set out.



3.       MAIN TERMS

(a)      PREMISES:                           All the Lessor's land and buildings
                                             at the corner of Wiri Station Road
                                             and Mana Street, Wiri, Auckland as
                                             the same is comprised in
                                             certificate of title 39A/965 (North
                                             Auckland Land Registry)

(b)      TERM:                               Six (6) years from the Commencement
                                             Date.

(c)      COMMENCEMENT DATE:                  21 February 1998

(d)      TERMINATION DATE:                   20 February 2004

(e)      ANNUAL RENT:                        $129,591.00 per annum, plus GST
                                             (subject to review as provided in
                                             this Lease). (Refer clause 4)

(f)      INITIAL MONTHLY RENT PAYMENTS:      $10,799.25, plus GST.

(g)      MONTHLY RENT PAYMENT DATES:         1st day of each and every month

(h)      RENT REVIEW DATES:                  Every second anniversary of the
                                             Commencement Date

(i)      PERMITTED AND REQUIRED USE:         General Office and warehousing and
                                             the operation of a chemical
                                             research, development, processing
                                             and production facility and
                                             otherwise as permitted under the
                                             relevant District Plan. (Refer
                                             clause 8)

(j)      REDECORATION DATES:                 Within six (6) months before the
                                             Termination Date. (Refer clause
                                             7(a)(viii))

(k)      DEFAULT INTEREST RATE:              3% per annum above the commercial
                                             overdraft rate charged by the
                                             Lessor's bankers. (Refer clause 12)

(l)      AMOUNT OF PUBLIC RISK INSURANCE:    $10,000,000.00

(m)      IMPROVEMENTS RENT PERCENTAGE:       12.5%

(n)      RIGHT OF RENEWAL:                   Nil



4.       RENTAL

(a) The Lessee shall pay to the Lessor the Annual Rent by monthly payments in advance to the Lessor at Auckland and if so required shall do so by means of an automatic payment order on the Lessee's bank.

(b) If the Commencement Date is not the first day of a calendar month and if the Lessor so requires, the Lessee shall pay to the Lessor additional advance rental equivalent to the Annual Rent calculated on a daily basis from the Commencement Date up to the first day of the calendar month next succeeding the Commencement Date and thereafter shall pay the monthly rental payments in advance on the first day of each calendar month.

(c) The Annual Rent may be reviewed by the Lessor upon each of the Rent Review Dates and upon each such review the Annual Rent payable for the next succeeding rental period of the Term shall be the current market rent of the Premises as determined pursuant to clause 4(d) hereof.

(d)      (i)      Not earlier than ninety (90) days before the relevant Rent
                  Review Date or at any time thereafter the Lessor may by notice in writing to the Lessee ("the Lessor's Notice") specify the rent which the Lessor considers to be the current market rent of the Premises as at the relevant Rent Review Date.

         (ii) The Lessee may object by notice in writing to the Lessor ("the Lessee's Notice") within twenty-eight (28) days after receipt of the Lessor's Notice (time being of the essence). The Lessee's Notice shall state the rent which the Lessee proposes as the current market rent of the Premises and shall not be valid unless it has attached a certificate by a registered valuer which supports the Lessee's proposed current market rent.

         (iii) If the parties do not agree as to the current market rent within fourteen (14) days of the date of delivery to the Lessor of the Lessee's Notice then the current market rent shall be determined in the manner provided in sub-paragraph
                  (v) hereof.

         (iv) If the Lessee does not give a notice of objection conforming with the requirements specified in sub-clause (ii) hereof then the current market rent specified in the Lessor's Notice shall be deemed to have been accepted by the Lessee and shall be the Annual Rent payable by the Lessee from the relevant Rent Review Date.

         (v)      (aa)     If the current market rent is not agreed or not
                           deemed to have been accepted by the Lessee as above then the Lessor and the Lessee shall each within twenty-one days of the date of delivery to the Lessor of the Lessee's Notice (the expiration of such period being hereinafter called "the Date of Appointment"), appoint a valuer (being a member of the New Zealand
                           Institute of Valuers) to jointly determine the current market rent of the Premises and shall notify each other of such appointment. Time for appointment of valuers shall be of the essence.

                  (bb) If either the Lessor or the Lessee fails to appoint a valuer as aforesaid the determination of such rent shall be made solely by the valuer appointed by the other of them.

                  (cc) Except where sub-paragraph (bb) applies, before proceeding with their determination the said valuers shall be required, within fourteen (14) days of the Date of Appointment, to appoint an umpire and obtain the umpire's acceptance in writing of his appointment and if they either fail to do so or are unable to agree upon an umpire then either the Lessor or the Lessee may request the President for the time being of the said Institute to appoint an umpire and obtain the umpire's acceptance in writing of his appointment.

                  (dd) The valuers so appointed shall be required to jointly determine the current market rent as at the relevant Rent Review Date within one month of the Date of Appointment.

                  (ee) If the said valuers are unable to agree upon a determination within one (1) month of the Date of Appointment or within such extended time as the parties may agree then the current market rent shall be determined by the umpire.

                  (ff) All costs of the determination by the valuers or the umpire of the reviewed Annual Rent shall be borne equally by the Lessor and the Lessee unless the current market rent as finally determined under this clause is either equal to or greater than the rent specified in the Lessor's Notice (in which event all such costs shall be borne by the Lessee) or equal to or less than the rent specified in the Lessee's Notice (in which event all such costs shall be borne by the Lessor).

         (vi)       (aa)      Notwithstanding the foregoing provisions of this
                              clause the Annual Rent payable by the Lessee following the relevant Rent Review Date shall not in any circumstances be less than the Annual Rent payable immediately prior to that date.

                    (bb) Any variation in the Annual Rent resulting from such determination shall take effect on and from the relevant Rent Review Date.

         (vii) Upon determination of the rent following review as aforesaid the Lessor and the Lessee shall enter into a formal deed of variation of lease to record the revised rent. Such deed shall be prepared and completed by the solicitors for the Lessor and the Lessee shall pay the Lessor's reasonable legal costs and all stamp duty in respect of such deed of variation of lease.

         (viii) Pending determination of the current market rent as aforesaid the Lessee shall pay the Annual Rent from the relevant Rent Review Date at the rate specified in the Lessor's Notice subject always to adjustment between the parties once the current market rent is determined as aforesaid.

         (ix) Failure by the Lessor to give the Lessor's Notice prior to the relevant Rent Review Date shall not deprive the Lessor of its right to review the rent as at the relevant Rent Review Date. If the Lessor gives the Lessor's Notice after the relevant Rent Review Date then such notice shall be of the same force and effect as if it were given prior to the relevant Rent Review Date and the reviewed rent when determined shall date back to and be payable from the relevant Rent Review Date.

         (x) If any moratorium or other law, act or regulation that applies to this Lease has the effect of postponing any review of rent as at a Rent Review Date then if and whenever such moratorium is lifted or the law act or regulation is repealed or amended so as to permit the Annual Rent to be reviewed then the review that has been postponed shall take place as at the date that such moratorium is lifted or such law, act or regulation is repealed or amended to the intent that the rent review shall establish the current market rent of the Premises as at that date and the Lessee shall pay Annual Rent at the reviewed rate from that date. No postponement of any rent reviews shall have the effect of postponing any subsequent Rent Review Date.



5.       EXPENSES

(a) Upon demand by the Lessor or by the person to whom payment is due the Lessee shall pay such of the following expenses as are charged, levied or assessed against the Lessor or the Lessee in respect of the
         Premises:

         (i) Rates, charges, assessments, duties, impositions and fees of any local or government authority in relation to the Building or the Lessor's interest in the land on which the building is constructed, or on the Lessor

                    (including land tax) to the extent that such tax is increased by reason of the Lessor's interest in the said land or the Building as the case may be.

         (ii) Insurance premiums, valuation fees and other moneys payable by the Lessor to insure the Building and Lessor's fixtures and fittings therein to full insurable reinstatement value against damage by fire, flood, lightning, storm, tempest, damage by aircraft and other accident and to insure against loss of rent, breakage or damage to plate glass, public liability and such other insurable risks as the Lessor may deem necessary or desirable in relation to the Building.

         (iii) Charges for water, gas, electricity, fuel, telephones, sewerage, garbage removal, and other services supplied to the Building.

         (iv) Costs of cleaning, repairs, painting, maintenance, renovations and replacements of and to the Building and its appurtenances (including signs, carparks and other amenities) and the Lessor's fittings and fixtures therein.

         (v) Operating and repair and maintenance costs of all Building plant and equipment including air-conditioning system, lighting, lifts, escalators, fire detection, fire alarm, fire prevention and fire fighting equipment, including the cost of all service contracts and/or New Zealand Fire Services charges in respect of the same.

         (vi) Costs of any caretaking and security services to the Building and its appurtenances (including car parks and adjacent amenity areas).

         (vii)      Rubbish collection charges.

         (viii) The costs incurred and payable by the Lessor in supplying to the territorial authority, a building warrant of fitness and obtaining reports as required by Section 45 of the Building Act 1991.

         (ix) All reasonable costs associated with the effective operation management and administration of the Building.

         (x) Such other costs and expenses including professional fees appropriately and reasonably incurred by the Lessor relating directly to its ownership management and maintenance of the Building and its appurtenances including carparks surrounds and services.

(b) In the event that any such expenses are not charged levied or assessed solely in respect of the Premises, the Lessee will pay a fair proportion of the same as assessed by the Lessor.

(c) In the event that any such expenses are not charged levied or assessed in respect of a period coincident with a like period of the Term such expenses shall be apportioned and the Lessee shall pay its share thereof to the Lessor.

(d)      (i)        The Lessee shall pay to the Lessor an amount equivalent
                    to all goods and services tax ("GST") payable by the Lessor where GST is payable by reason of either the Lessor or the Lessee performing their respective obligations or exercising their respective rights, powers or remedies under this Lease, including payment of rental and any other payments payable by the Lessee under this Lease or where there is otherwise any supply of goods or services to the Lessee in relation to this Lease or the Lessee's occupation or use of the Premises.

         (ii) The Lessee shall, when making payment for the supply charged with GST, pay the GST to the Lessor where payment for the supply is to be made to the Lessor and in other cases shall pay the GST to the person to whom payment for such supply is to be made.

         (iii) For the purposes of this clause "supply" shall bear the meaning ascribed to that word in the Goods and Services Tax Act 1985.



6.       INSURANCE AND INDEMNITY

(a) The Lessor will insure and keep insured to the full reinstatement value thereof the Building and any other improvements on the Land against destruction or damage by fire, earthquake and such other risks as the Lessor may deem necessary or desirable and the Lessor may also insure against consequential loss, public liability and loss of rents and outgoings for such period of indemnity and on such terms as the Lessor shall choose and will pay the premiums and other costs payable in respect thereof provided that the premiums and other costs of any such insurance cover, shall nevertheless form part of the expenses to be paid by the Lessee to the Lessor pursuant to this Lease.

(b)      The Lessee shall keep current at all times during the Term:

         (i) A policy of public risk insurance applicable to the Premises and the business carried on therein for an amount not less than the amount stated in clause 3 hereof (being the amount which may be paid out arising out of any one single accident or event) or such higher amount as the Lessor may from time to time require;

         (ii) An insurance policy in the joint names of the Lessor and the Lessee for the full insurable value on a reinstatement basis against all insurable risks all glass (including plate glass but excluding any glass located in exterior windows) in the Premises; and

         (iii) An insurance policy in the name of the Lessee for the full insurable value on a reinstatement basis against all insurable risks covering all additions to the Premises carried out by the Lessee and all the Lessee's fixtures and fittings.

         Such insurance policies shall be effected with an insurance company approved by the Lessor and the Lessee shall as and when so requested by the Lessor provide the Lessor with copies of such policies and evidence of currency of such policies.

(c) The Lessee shall ensure that neither the Lessee nor its agents shall do or permit to be done anything upon the Premises whereby any insurance effected by the Lessor or by the Lessee may be rendered void or voidable or (except with the Lessor's prior written approval) whereby the premium payable on any such insurance shall be liable to increase AND the Lessee shall as and when required by the Lessor pay all extra premiums payable by the Lessor on account of extra risk caused by the use to which the Premises are put by the Lessee.

(d) The Lessee shall at all times and in all respects comply with the requirements of all competent Authorities including but not by way of limitation the Insurance Council of New Zealand Incorporated and the New Zealand Fire Service and with the requirements of any relevant statute, regulation, by-law or other notice issued by any similar authority relating to fires PROVIDED THAT nothing in this clause shall require the Lessee to carry out any structural alterations or additions to the Premises unless the same are required by reason of the Lessee's particular use of the Premises or the number or sex of the persons located by the Lessee in the Premises.

(e) The Lessee shall occupy and use the Premises at the Lessee's risk and release to the full extent permitted by law the Lessor and its agents from all claims and demands of any kind and from all liability which may arise in respect of any accident damage or injury occurring to any person or property in or about the Premises or the Building, except as provided in sub-clause (g) of this clause.

(f) The Lessee shall indemnify and hold harmless the Lessor (to the extent that the Lessor is not insured and such insurance is not vitiated by any act, neglect or omission of the Lessee or any Agent of the Lessee) from and against all actions, claims, demands, losses, damages, costs and expenses for which the Lessor shall or may be or become liable in respect of and arising from:

         (i) Negligent use waste or abuse by the Lessee or the Lessee's agents of any water gas electricity, oil, lighting or other services and facilities in the Premises or the Building;

         (ii) Overflow or leakage of water in, into or from the Premises caused or contribution to by any act or omission on the part of the Lessee or the Lessee's agents;

         (iii) Loss damage or injury from any cause whatsoever to property or persons caused or contributed to by the use of the Premises by the Lessee or the Lessee's agents or by the condition of the Premises or any part of the Premises; and

         (iv) Loss damage or injury from any cause whatsoever to property or persons within or without the Premises and/or the Building occasioned or contributed to by any act omission neglect breach or default on the part of the Lessee or the Lessee's agents.

(g) Subject as herein provided if any merchandise property or effects which may be in the Premises during the Term shall be injured or destroyed by fire water or otherwise howsoever no part of the loss or damage shall be borne by or recoverable from the Lessor save in the case of the negligence of, or breach of statutory duty by, the Lessor or its agents, whether the same shall occur by reason of any fault in the construction of the Building, or in any fittings or apparatus in the Building or by reason of the state of repair thereof or howsoever otherwise the same may be caused or arise.

(h) The Lessee shall be responsible for the payment of any excess provided for in any insurance policy as a term thereof for the payment of any sum insured or part thereof.

7.       MAINTENANCE

(a)      The Lessee shall:

         (i) subject to the Lessor's obligation in subclause (b) of this clause keep and maintain and at the end or sooner determination of the Term shall yield up the interior and exterior of the Premises and any Lessor's chattels in the Premises in the same good order repair and condition as the Premises and any such chattels were in at the commencement of the Term excepting fair wear and tear arising from reasonable use, damage by fire, earthquake, flood, storm, act of God and inevitable accident unless in any such event insurance moneys are rendered irrecoverable in consequence of any act or default of the Lessee or the Lessee's agents;

         (ii) keep clean the Premises, the internal and external surfaces of all windows and glazing in or bounding the Premises, the internal surfaces of the walls ceiling and floor of the Premises and all drains, sinks, pipes, lavatories exclusively serving the Premises;

         (iii) substantially maintain and repair and at the expiration of the Term, yield up in good substantial and tenantable repair, the entrances, driveways, grounds, yards and parking areas (if any) forming part of the Premises and the exception of fair wear and tear shall not apply to the foregoing obligation. The Lessee shall, as and when required by the Lessor during the Term (or any renewal), replace and/or repair by resurfacing or resealing the entranceways, yards and parking areas, or such parts of them, as may require replacement or repair;

         (iv) at the end or sooner determination of the Term or at any time when the Lessor shall decide that it is warranted, supply and replace carpet to all carpeted areas of a quality no less than the original carpet and of a colour and style selected by the Lessor;

          (v) supply and install suitable replacements for all damaged defective or missing windows and light fittings light bulbs and tubes in the Premises;

         (vi) not leave rubbish bins outside the Premises, except at the times for collection of rubbish, and shall regularly cause all rubbish to be removed from the Premises;

         (vii) give to the Lessor prompt notice in writing of any accident to or defect in the Premises whether or not the Lessee may be responsible to make good the same pursuant to this Lease;

         (viii) as and when reasonably required by the Lessor repaint and re-decorate in a proper and tradesmanlike manner the interior of the Premises to a specification to be approved by the Lessor and shall in any event shall do so on the Redecoration Dates. Should the Lessee fail to redecorate the Premises as herein required the Lessor may undertake redecoration at the Lessee's expense and the Lessee shall pay on demand all amounts so expended to the Lessor;

         (ix) upon demand pay to the Lessor the entire cost of making good to the complete satisfaction of the Lessor any damage to any part of the Building, or to the Premises or any part thereof caused by the Lessee and the Lessee's agents and the entire cost of the replacement of all glass broken by the Lessee and the Lessee's agents; and

         (x) follow, observe and comply with the requirements of any compliance schedule issued under the Building Act 1991, in respect of the Premises, Building or plant, equipment and services therein.

(b) The Lessor shall, within a reasonable time after any want of repair to the roof or exterior of the Building is brought to the attention of the Lessor by notice in writing, effect such repairs as are necessary to make good such want of repair PROVIDED that if any goods merchandise or property of any kind in the Premises shall be damaged or destroyed by inflow or leakage of water in any manner howsoever the Lessor shall be under no liability in respect thereof and no part of the loss shall be borne by the Lessor unless the same was solely and directly caused by a want of repair to the roof or exterior of the Building and the Lessor shall have received previous notice in writing from the Lessee of the want of repair which shall have caused such damage and shall have failed to remedy such want of repair within a reasonable time after having received such notice from the Lessee but the Lessor shall not be under any obligation to effect any repairs pursuant to the provisions of this clause or incur any liability hereunder where want of repair results from any negligent or wilful act, omission or default of the Lessee or its agents PROVIDED FURTHER that all expenses incurred by the Lessor under this provision shall form part of the Building Expenses.



8.       USE

(a) The Lessee shall use the Premises for the Permitted and Required Use and for no other purpose without the consent in writing of the Lessor on each occasion first had and obtained. Where the Lessor does, in its discretion, consent to a change in use, then the Lessor may require as a precondition of its consent, that the Lessee indemnify the Lessor in writing (in a form satisfactory to the Lessor, having regard to the substance and solvency of the Lessee and the likely or anticipated costs of compliance), from and against all costs, claims or liabilities the Lessor may suffer or incur as a result of or arising from the Lessor being required or obliged, as a consequence of the change in use, to carry out alterations or additions to the Building or the Premises, or any of the plant, equipment or services therein pursuant to the Building Act 1991 or the building code appearing in the Building Regulations.

(b) The Lessee shall not carry on the Permitted and Required Use in a way which is noxious noisome or offensive to any person.

(c) The Lessee shall not bring upon the Premises anything of such weight as may damage the Building or any part thereof.

(d) The Lessee shall not allow on the Premises any birds or animals without the Lessor's prior written consent.

(e) The Lessee shall comply in all respects with all Acts, By-laws, Regulations and other laws in force in New Zealand and with all requisitions made thereunder so far as they relate to the Premises and the Lessee's use of the Premises PROVIDED THAT the Lessee shall not be liable to effect any structural work to the Premises which may be required pursuant to any such Act, Regulation or By-law unless occasioned by the Lessee's use of the Premises or the number or sex of persons located by the Lessee in the Premises.

(f) If, as a result of any requisition or requirement lawfully made under any Act, Regulation or By-law the Lessor is obliged to expend moneys on any improvement, addition, alteration or renewal of the Premises or any part of the Premises the Lessee shall throughout the Term, in addition to the Annual Rent payable under this Lease, pay to the Lessor an annual sum calculated by applying to the Lessor's expenditure the Improvements Rent Percentage and the calendar monthly payments of rental hereinbefore mentioned shall increase accordingly as from the day of the month in which such improvement addition alteration or renewal is completed PROVIDED THAT if the cost to the Lessor of compliance with any such requisition or requirement is such that it would be uneconomic or otherwise unreasonable for the Lessor to be bound to incur such cost and if the Lessor intends to demolish the Building or the Premises then the Lessor may determine this Lease by giving to the Lessee three month's notice in writing.

(g) Except during such periods as the Premises shall be in active use, the Lessee shall keep all exterior doors and windows of the Premises locked.

(h) The Lessee shall not interfere with or overload or use in an unlawful or imprudent manner the electrical installations and wiring of the Premises.

(i) The Lessee shall at all times comply with the fire safely directions of the Lessor in respect of the Building. If the fire alarm system in the Building is activated other than as a result of fire because of any act or omission of the Lessee or its agents then the Lessee shall pay to the Lessor any costs and expenses incurred by or levied upon the Lessor in consequence of such activation.

(j) The Lessee shall not, without the prior approval in writing of the Lessor, place on the exterior of the Premises any radio or television aerial or any loudspeakers, display screens or similar devices and shall not without such approval use or permit to be used any radio, gramophone, television or similar device likely to be heard or seen from outside the Premises PROVIDED HOWEVER that any approval so given may at any time be withdrawn.

(k) The Lessee acknowledges that no representation or undertaking has been given by or on behalf of the Lessor in respect to the suitability of the Premises or the Building for the Permitted and Required Use or as to the fittings, finish, facilities or amenities of the Premises or the Building.

9.       ALTERATIONS, ADDITIONS AND SIGNS

(a) The Lessee shall not remove any fittings or fixtures or plant (other than the Lessee's fittings, fixtures and plant) from the Premises and shall not cut or damage the Premises or any part of the Premises, and shall not make any additions or alterations to the Premises without the prior written consent of the Lessor.

(b) The Lessee shall not erect affix or paint on the exterior of the Building any sign or advertising without the written consent of the Lessor. At the end or sooner determination of the Term the Lessee shall remove all signs and make good all damage caused thereby and repaint to the satisfaction of the Lessor.

(c) The Lessee shall make no alteration of or addition to the Premises or any part of the Premises or to the Lessor's fixtures and fittings contained in the Premises without in each case first obtaining the written consent of the Lessor thereto for which purpose the Lessor may require the Lessee to submit plans and specifications of the proposed work and have the same carried out pursuant to the supervision or directions of a registered architect. The consent of the Lessor shall not be arbitrarily or unreasonably withheld to internal subdivision work if the Lessee's proposed work complies with standards which the Lessor may from time to time set as to the type quality material colour and size for internal partitions to be used in the Building and if any alteration to the services utilities or amenities in the Building does not in the opinion of the Lessor's consultants overload, endanger or prejudice the proper working of those services utilities or amenities. In respect of work involving the aforesaid services utilities or amenities the Lessor may require such work to be carried out by a contractor and under the supervision or direction of a consultant each being a person approved by the Lessor. The cost of any alteration or addition to the Premises and to the services utilities or amenities thereof together with all consultants' fees incurred either by the Lessee or by the Lessor in connection therewith shall be payable to the Lessor by the Lessee upon demand.

(d) The Lessee shall repair and make good any damage which may be caused to existing structures, paving, plant, equipment, fixtures, fittings, ceiling tiles, painted surfaces, floor coverings or other parts of the Building or any chattels therein either directly or indirectly as a result of the carrying out of any work referred to in this clause by or at the request of the Lessee and shall indemnify the Lessor for any loss or damage caused by or arising out of anything done or omitted by the Lessee or its agents in or about the carrying out of the said work.

(e) Before commencing any such work the Lessee shall effect, and shall procure that any contractor or sub-contractor employed by the Lessee in the performance of any work in respect of the Premises shall effect, (and provide proof of currency of) Contractor's All Risks and Public Risk policies and any other insurance cover required by the Lessor in respect of such work including all such provisions as may be required by the Lessor.

(f) All partitions, fixtures, fittings and furnishings which may be placed or installed in the Premises by the Lessee shall be and remain the property of the Lessee, who shall unless otherwise provided in this Lease be responsible for all maintenance and insurance thereof. The Lessee (not being in breach) may at any time before, and will if required by the Lessor at, the end or sooner determination of the Term remove them and make good at the Lessee's own expense all resulting damage.

         Should the Lessee not comply by the end or sooner determination of the Term all of such items mentioned in that notice shall vest in the ownership of the Lessor without any compensation being payable to the Lessee. The Lessor may then at its option remove all or any of the same from the Premises and recover from the Lessee the cost of so doing and making good any damage occasioned by such removal.

(g) In exercising its rights in the foregoing sub-clause, the Lessee shall not do or allow anything to occur which would constitute a breach of the compliance schedule for the Building or which would in any way prevent or inhibit the Lessor from obtaining a building warrant of fitness when one is next due to be obtained following the expiry or earlier determination of this Lease.



10.      ASSIGNMENT AND SUB-LETTING

(a) The Lessee shall not assign, sublet, mortgage or part with possession (which shall be deemed to include sharing or parting with possession) or the right to possession of the Premises or any part thereof for the whole or any part of the Term without the prior written consent of the Lessor PROVIDED THAT such consent shall not be unreasonably or arbitrarily withheld to the assignment of the whole of the Premises or to the subletting of the whole or any part of the Premises to a respectable assignee or sublessee of good financial standing (the onus of proving same to be on the Lessee) to whom no objection shall be taken by the insurer or insurers for the time being carrying the insurance risks on the building and who will use the Premises for the Permitted and Required Use PROVIDED FURTHER THAT it shall be a condition precedent to any such consent that:

         (i) the Lessee shall produce evidence to the Lessor to demonstrate to the satisfaction of the Lessor that any proposed assignee (and in the case of an assignment to which sub-clause (c) below applies, the person or persons required to give a guarantee in terms of that sub-clause) or sublessee is responsible and of good financial standing and intends to use the Premises for the Permitted and Required Use;

         (ii) the Annual Rent and all other monies payable by the Lessee under this Lease shall have been punctually paid throughout the term and are up-to-date;

         (iii) there is then no existing unremedied breach of any of the terms of this Lease;

         (iv) in the case of an assignment of this Lease the assignee shall before entering into possession of the Premises execute and deliver to the Lessor, a deed of covenant in favour of the Lessor whereby, in addition to and without prejudice to the Lessor's right against the Lessee or any other person, the assignee shall covenant to pay the rent hereby reserved and to perform and observe all the Lessee's obligations under this Lease (such deed of covenant to be prepared by the Lessor's solicitors at the Lessee's cost);

         (v) the Lessee shall have procured the execution and delivery to the Lessor of any covenant required under subclause (c) of this clause; and

         (vi) the Lessee shall have paid to the Lessor all costs incurred by the Lessor of or incidental to the giving of its consent.

(b) Where the Lessee is a limited liability company, any transfer of any share in that company or any reclassification of the rights attaching to any such share or any other arrangement which results in a change of effective control of the Lessee shall be deemed to be an assignment for the purposes of this paragraph AND any assignment or underletting of the type specified in Section 109(2) of the Property Law Act 1952 shall be deemed to be an assignment for the purposes of this clause.

(c) In addition to the aforesaid deed of covenant, in the case of either an assignment of the Lessee's rights under this Lease to a body corporate (not being a company whose shares are listed on the New Zealand Stock Exchange), or a transfer of shares, reclassification or arrangement of the type mentioned in sub-clause (b) hereof the Lessee shall, if required so to do by the Lessor, procure the execution of a guarantee in favour of the Lessor by the persons holding the right to exercise a majority of votes at general meetings of the body corporate or effectively controlling the body corporate whereby such persons shall personally guarantee payment of the rent hereby reserved and compliance with all the Lessee's obligations under this Lease and such guarantee shall be prepared by the Lessor's solicitors at the cost in all respects of the Lessee.

(d) Any consent given by the Lessor to a subletting shall extend only to such subletting and notwithstanding anything contained or implied in such sub-lease such consent shall not permit the sub-lessee to deal with the sub-lease in any way without the further consent of the Lessor.


11.      LESSORS RIGHTS OF ENTRY

(a) The Lessee shall permit the Lessor and its agents at any time or times during the Term upon reasonable prior written notice (except in the event of emergency in which case the Lessor may enter at any time without notice) to enter upon the Premises and there to do all things required in the opinion of the Lessor for the purpose of complying with the terms of any legislation affecting the Premises or the Building or for the purpose of complying with any notice served on the Lessor or the Lessee by any competent authority or for the purpose of repairing and maintaining the Premises or any adjoining Premises or the Building or for the purpose of installing, repairing, maintaining or renewing any drainage, water, electrical, gas or other installation in the Building PROVIDED THAT nothing in this subclause shall oblige the Lessor to carry out any repairs or maintenance or other work PROVIDED FURTHER that if the Lessor carries out any such work it shall use its best endeavours to minimize inconvenience to the Lessee bit under no circumstances shall the Lessor be obliged to pay compensation to the Lessee or any other person by reason of the Lessor exercising such rights.

(b) The Lessee shall permit the Lessor and its agents, servants or contractors at any time or times upon reasonable prior notice to enter upon the Premises to view the condition thereof.

(c) The Lessor may give notice in writing to the Lessee specifying any defects in the Premises or breaches of covenant under this Lease for which the Lessee is liable. The Lessee shall within such reasonable time as shall be specified in such notice make good any such defect or breach of covenant. If the Lessee fails to comply with such notice within the time specified the Lessor may, at its option and without prejudice to any other rights, powers or remedies do all things which the Lessor shall consider to be necessary to make good such failure and any moneys expended by the Lessor in so doing, together with interest thereon at the Default Interest Rate computed from the time or respective times of such moneys being actually expended by the Lessor until actual payment thereof by the Lessee to the Lessor, shall be payable on demand by the Lessee to the Lessor as rent or may be recovered by distress as arrears of rent.

(d) If the Lessee either shall not elect to or shall not be entitled to renew this Lease during the period of three (3) months immediately preceding the expiration of the Term, the Lessor may enter upon the Premises at any reasonable time with its agents and with other persons for the purpose of showing the Premises to such other persons.


12.      INTEREST ON ARREARS OF RENT

The Lessee shall pay to the Lessor interest calculated at the Default Interest Rate computed on a daily basis on all rental and on all other sums of money for which the Lessee is liable under this Lease as from the seventh day after any such rental or sums of money shall have become due and payable until the actual date of receipt thereof by the Lessor.


13.      COSTS

In addition to the Annual Rent and other moneys payable by the Lessee under this Lease, the Lessee shall pay:

(a) The Lessor's legal costs (calculated on a solicitor/client basis) of and incidental to this Lease or any extension, renewal or variation of this Lease and all stamp duty and other reasonable disbursements of the Lessor's solicitors in relation to this Lease and the Lessor's costs in obtaining any consents or approvals associated with the granting of this Lease or any extension, renewal or variation of this Lease.

(b) All costs charges and expenses for which the Lessor shall become liable in consequence of, or in connection with, any breach or default by the Lessee in the performance or observance of any of the terms covenants and conditions of this Lease.

14.      RISKS OF OCCUPANCY

(a) The Lessee shall keep indemnified the Lessor from and against all legal liability, loss, damages, costs and expenses (including loss, damage or injury to property or persons for which the Lessor shall or may be or become liable) arising from or caused or contributed to either by the negligence of the Lessee or by any agent of the Lessee, or by the overflow or leakage of water (including rain water) into or from the Premises caused or contributed to by the negligent or wilful act, omission or default of the Lessee or any agent of the Lessee; or by any breach of the Lessee's obligations under this Lease PROVIDED that the Lessee shall not be under any obligation to indemnify the Lessor in respect of any occurrence for which the Lessor is indemnified and entitled to recover under the provisions of any insurance policy effected in accordance with this Lease or otherwise.

(b) The Lessee shall occupy and use the Premises at the Lessee's risk in all respects and the Lessee releases to the full extent permitted by law the Lessor and its agents from all claims, demands and liability which may arise in respect of any accident, damage or injury occurring to any person or property in or about the Premises or the Building.



15.      QUIET ENJOYMENT

For so long as the Lessee shall have complied with all its obligations under this Lease and except as herein provided, neither the Lessor, nor any person claiming by, through or under the Lessor, shall disturb the Lessee's quiet enjoyment of the Premises.



16.      DAMAGE OR DESTRUCTION

(a) If the Building or any part of the Building is destroyed or damaged and the Lessor decides to demolish the Building notwithstanding that the Premises may be unaffected or only partially affected by such damage or destruction; or if the Premises shall be destroyed or so damaged as to render the same untenantable, then this Lease shall determine and the Lessee shall be liable for payment of rent only up to the date of such determination but such determination shall not discharge any party in respect of any antecedent breach of this Lease.

(b) If the Premises or any part of the Premises (other than a minor part not affecting the usefulness thereof to any material extent) shall be damaged to such an extent as to render it inexpedient in the opinion of the Lessor to repair such damage and whether or not the Premises shall be rendered untenantable, the Lessor may determine this Lease by giving to the Lessee 30 days notice in writing but such determination shall not discharge any party in respect of any antecedent breach of this Lease.

(c) If the Premises or any part of the Premises shall be damaged but not to such an extent as to render the same untenantable and if the Lessor shall not elect pursuant to the foregoing provisions to determine this Lease, the Annual Rent shall abate proportionately to the net lettable area of the Premises rendered unusable by reason of such damage and in case of any dispute or difference as to the amount or period of such abatement or as to whether or not the Premises or any part of the Premises, or the area of any such part, are untenantable such dispute shall be referred to two arbitrators, one to be appointed by each party, and their umpire in accordance with the Arbitration Act 1908 or any then substituting statutory modification or re-enactment thereof.

(d) If the Premises or any part of the Premises shall be damaged and if this Lease shall not have been determined pursuant to the foregoing provisions and if the Lessor is able to obtain all necessary permits and consents and if no mortgagee of the Lessor shall require the proceeds of the insurance claim relating to such damage to be paid to it and if the proceeds of such insurance claim will be sufficient properly to repair such damage, then the Lessor shall with all reasonable speed expend all such insurance moneys receivable in repairing such damage PROVIDED THAT the Lessor shall not be obliged to expend any money in the reinstatement of fittings or fixtures or furnishings installed in the Premises by the Lessee and PROVIDED FURTHER that the Lessor may repair the damage to the Premises in such form and manner as the Lessor shall choose so long as the Premises as so repaired shall be substantially similar to the Premises as they were prior to such damage occurring. For the purposes of such repairs the Lessor may require the Lessee to vacate all or part of the Premises for such period as may be necessary and the Lessee shall not be entitled to any compensation or damages on account thereof.



17.      GENERAL RULES

The Lessee and its agents shall:

(i) Deposit all waste in proper receptacles in such locations as the Lessor shall from time to time designate.

(ii) Not permit foodstuffs to be prepared within the Premises except in a place designed for the particular purpose PROVIDED that this shall not prohibit the serving of morning and afternoon teas within the Premises.

(iii) Not use any method of lighting, cooling or heating other than appropriate conventional electrical appliances.

(iv) Use for the reception, delivery or other movement of any goods only such parts of the Building and at such times and in such manner as the Lessor may from time to time permit.

(v) Comply with all requirements of the Lessor and relevant authorities regarding evacuation of the Building in the event of emergency including practise of evacuation drills and keep the Lessor informed of the name or names of such person employed by the Lessee who is charged with the responsibility of supervising such evacuation.

(vi) Not permit the sale of liquor within the Premises save and except in accordance with the Licensing Laws.

(vii)    Not burn any substance within the Building.

(viii)   Not permit any person to sleep in or reside upon the Premises.

(ix) Advise the Lessor of the private address and telephone number of the Lessee or if the Lessee is a corporation, of a responsible person employed by the Lessee and shall keep the Lessor promptly informed of any change of such address or telephone number.



18.      DEFAULT

(a) If the Annual Rent shall be unpaid for seven (7) days after the due date for payment then (whether or not any demand has been made) the Lessor may enter upon the Premises and distrain for the Annual Rent so in arrear.

(b) If the Annual Rent shall be unpaid for fourteen (14) days after the due date for payment (whether or not demand has been made), or if the Lessee shall have become insolvent, or shall have compounded with or assigned the Lessee's estate or any substantial part thereof, for the benefit of his/her creditors or any number of such creditors or being a company shall have gone into liquidation, whether voluntarily or otherwise, except for the purposes of reconstruction, or shall have gone into receivership, or if the Lessee shall be in breach of its obligations under this Lease and if the Lessor shall have given to the Lessee notice of such breach requiring the Lessee to remedy such breach within a specified reasonable period and if such breach shall continue after the expiration of such period then the Lessor may re-enter upon any part of the Premises in the name of the whole and thereby determine this Lease but without releasing the Lessee or any Guarantor from liability in respect of Annual Rent accrued to the date of such re-entry or of any antecedent breach of the Lessee's obligations under this Lease.

(c) For the purposes of this clause "Annual Rent" shall include all payments of every kind for which the Lessee is liable under this Lease.



19.      LAND TRANSFER TITLE

(a) The Lessee shall not be entitled to require registration of this Lease under the Land Transfer Act 1952.

(b) The Lessor may sell or transfer its interest in the Premises to any person without reference to the Lessee.

(c) The Lessee shall not register a caveat against the Lessor's title to the Premises.



20.      GUARANTEE

In consideration of the Lessor at the request of the Guarantor entering into this Lease with the Lessee, the Guarantor covenants and agrees with the Lessor (as construed in accordance with clause 1(e) of this Lease) that:

(a) The Guarantor guarantees to the Lessor that the Guarantor shall with the Lessee, be jointly and severally liable to the Lessor for the due payment of all monies to be paid by the Lessee under this Lease and for the due performance and observance by the Lessee of all the covenants terms and conditions of this Lease on the part of the Lessee to be performed and observed.

(b) The Guarantor shall indemnify the Lessor and shall at all times hereafter keep the Lessor indemnified from and against all losses and expenses which the Lessor may suffer or incur in consequence of any breach or non-observance of any of the covenants terms and conditions of this Lease on the part of the Lessee to be performed or observed and the Guarantor agrees that the Guarantor shall remain liable to the Lessor under this indemnity notwithstanding that as a consequence of such breach or non-observance the Lessor has exercised any of its rights under this Lease including its rights of re-entry and notwithstanding that the Lessee (being a company) may be wound up or dissolved or (being a natural person) may be declared bankrupt or insolvent and notwithstanding that the guarantee given by the Guarantor may for any reason whatsoever be unenforceable either in whole or in part.

(c) On any default or failure by the Lessee to observe and perform any of the covenants terms and conditions of this Lease the Guarantor will forthwith on demand by the Lessor pay the rent and make good to the Lessor all losses and expenses sustained or incurred by the Lessor by reason or in consequence of any such default or failure by the Lessee in the payment of rent or in performing or observing any of the covenants terms and conditions of this Lease without the necessity of any prior demand having been made on the Lessee.

(d) The liability of the Guarantor under this guarantee and indemnity shall not be affected by the granting of time or any other indulgence to the Lessee or by the compounding compromise, release abandonment waiver variation or renewal of any of the rights of the Lessor against the Lessee or by any other thing which under the law relating to sureties would or might but for this provision release the Guarantor in whole or in part from the obligations of the Guarantor under this Lease.

(e) Notwithstanding that as between the Guarantor and the Lessee the Guarantor may be a surety only nevertheless as between the Guarantor and the Lessor the Guarantor shall be deemed to be a principal debtor jointly and severally with the Lessee.

(f) To the fullest extent permitted by law the Guarantor hereby waives such of the rights of the Guarantor as surety or indemnifier (legal, equitable, statutory or otherwise) which may at any time be inconsistent with any of the provisions of this Lease.

(g) The covenants and agreements made or given by the Guarantor shall not be conditional or contingent in any way or dependent upon the validity or enforceability of the covenants and agreements of any other person and shall be and remain binding notwithstanding that any other person shall not have executed or duly executed this Lease or this guarantee and indemnity.

(h) The Guarantor waives any right to be notified of or to approve any variation of, or any review of, rental payable under this Lease or any determination of any new rental pursuant to this Lease and the Guarantor acknowledges that, notwithstanding the absence of any such approval or consent, this guarantee shall apply to the new rental as so varied or determined.

(i) If this Lease shall contain any right of renewal for a further lease and the Lessee shall exercise such right the grant of such a further lease shall be subject to the Guarantor guaranteeing the obligations of the Lessee under such further lease and indemnifying the Lessor in respect thereof on the same basis as the guarantees and indemnities contained in this Lease.

(j) The Guarantor agrees, upon demand, to sign any further lease or other document to record the application of this guarantee to any variation or determination of the Annual Rental from time to time during the term and to any renewal or extension of the Term or to any new lease granted to the Lessee pursuant to the exercise of any right recording in this Lease.

(k) The obligations of the Guarantor under this Lease shall continue to remain in force until all rent or other monies payable pursuant to this Lease shall have been paid and until all other obligations and indemnities shall have been performed, observed and satisfied and such obligations shall not be reduced or affected by any notice to quit given by either party to this Lease or the death, insolvency, liquidation or dissolution of the Lessee or the Guarantor or either of them.

(l) Where there is more than one person or corporation which together constitute the Guarantor to this Lease the obligations and liabilities of each and every such person or corporation shall be joint and several.

(m) The transfer or assignment of the land or the Building or the Lessor's interest in this Lease shall not release or discharge the Guarantor or any guarantor of the Lessee's obligations under this Lease and any such Guarantor shall upon demand enter into, execute and deliver any further document which any such transferee or assignee may require to ensure that the obligations of the Guarantor are enforceable by and for the benefit of any such transferee or assignee.

EXECUTED as a Deed.

EXECUTED by                                 )
MFL MUTUAL FUND LIMITED as Lessor           )
(under its name and seal)                   )
by                                          )

/s/ [Illegible]                             Director
                                                          [MFL Mutual Fund SEAL]
/s/ [Illegible]                             Director

EXECUTED by                                 )
PACIFIC LITHIUM LIMITED as Lessee           )
by its duly authorised directors:           )


/s/ Robin T. Johannink          16.01.98    Director
----------------------------------------

/s/ Keith Young                 16.01.98    Director
----------------------------------------